Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

Kansas City 727 Acquisition LLC and Subsidiaries

Years Ended December 31, 2014, 2013, and 2012

With Report of Independent Auditors

Kansas City 727 Acquisition LLC and Subsidiaries

Consolidated Financial Statements

Years Ended December 31, 2014, 2013, and 2012

Report of Independent Auditors

The Board of Managers and Members

Kansas City 727 Acquisition LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of Kansas City 727 Acquisition LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2014, 2013, and 2012, and the related consolidated statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kansas City 727 Acquisition LLC and Subsidiaries at December 31, 2014, 2013, and 2012, and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Kansas City, Missouri

January 29, 2016

Kansas City 727 Acquisition LLC and Subsidiaries

Consolidated Balance Sheets

	December 31
	2014	2013	2012
Assets
Current assets:
Cash and cash equivalents	$9,124,839	$4,840,345	$1,626,548
Accounts receivable, net	15,683,133	13,371,199	10,092,731
Prepaid expenses and other assets	1,332,104	1,428,058	946,534

Total current assets	26,140,076	19,639,602	12,665,813
Intangible assets, net	293,428,581	287,216,092	275,409,806
Property and equipment, net	2,502,727	2,866,422	3,601,911
Other assets, net	3,287,671	2,210,692	2,944,932

Total assets	$325,359,055	$311,932,808	$294,622,462

Liabilities and members’ equity
Current liabilities:
Accounts payable	$1,296,676	$1,006,381	$875,547
Accrued commissions	1,647,752	1,419,224	1,002,677
Accrued expenses	4,151,689	3,890,174	1,864,047
Distributions payable	—	450,000	550,000
Deferred rent	161,915	140,748	108,002
Deferred revenue	420,822	522,932	641,205
Current portion of long-term debt	1,125,000	5,500,000	5,500,000

Total current liabilities	8,803,854	12,929,459	10,541,478
Deferred rent, less current portion	352,990	512,550	631,006
Long-term debt, less current portion	147,093,077	58,500,000	62,000,000

Total liabilities	156,249,921	71,942,009	73,172,484
Members’ equity:
Accumulated members’ equity	168,759,492	239,640,350	220,979,572
Non-controlling interest	349,642	350,449	470,406

Total members’ equity	169,109,134	239,990,799	221,449,978

Total liabilities and members’ equity	$325,359,055	$311,932,808	$294,622,462

See accompanying notes.

Kansas City 727 Acquisition LLC and Subsidiaries

Consolidated Statements of Income

	Year Ended December 31
	2014	2013	2012
Revenue:
Advisory fees	$73,541,120	$54,104,878	$36,490,137
Franchise royalty fees	10,525,782	12,429,252	12,958,765
Other	5,061,605	4,112,962	3,680,322

Total revenue	89,128,507	70,647,092	53,129,224
Operating expenses:
Compensation and benefits	34,384,015	27,835,562	22,051,081
General and administrative	10,242,898	8,417,034	7,517,068
Advertising and marketing	10,347,323	6,637,662	5,815,038
Depreciation and amortization	8,870,639	8,237,663	7,336,370
Loss on acquisition	1,747,383	—	—

Total operating expenses	65,592,258	51,127,921	42,719,557

Operating income	23,536,249	19,519,171	10,409,667
Other (expense) income:
Interest expense, net	(6,185,905)	(4,308,023)	(5,461,628)
Loss on debt refinancing	(1,600,213)	—	—
Other income, net	7,296	91,193	5,016

Income from continuing operations	15,757,427	15,302,341	4,953,055
Loss on discontinued operations	(2,899,662)	(2,330,606)	(450,090)

Consolidated net income	12,857,765	12,971,735	4,502,965
Loss attributable to non-controlling interest	807	119,957	9,969

Net income attributable to Kansas City 727 Acquisition LLC	$12,858,572	$13,091,692	$4,512,934

See accompanying notes.

Kansas City 727 Acquisition LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Equity

	Accumulated Members’ Equity	Non-controlling Interest	Total Members’ Equity
Balance at December 31, 2011	$215,855,235	$—	$215,855,235
Equity-based compensation	367,935		367,935
Distributions to members	(2,156,532)	—	(2,156,532)
Non-controlling interest in acquisition	—	480,375	480,375
Member contributions	2,400,000	—	2,400,000
Net income (loss)	4,512,934	(9,969)	4,502,965

Balance at December 31, 2012	220,979,572	470,406	221,449,978
Equity-based compensation	634,750	—	634,750
Distributions to members	(5,065,664)	—	(5,065,664)
Member contributions	10,000,000	—	10,000,000
Net income (loss)	13,091,692	(119,957)	12,971,735

Balance at December 31, 2013	239,640,350	350,449	239,990,799
Equity-based compensation	681,058	—	681,058
Distributions to members	(83,001,114)	—	(83,001,114)
Repurchase of equity units	(2,298,015)	—	(2,298,015)
Member contributions	878,641	—	878,641
Net income (loss)	12,858,572	(807)	12,857,765

Balance at December 31, 2014	$168,759,492	$349,642	$169,109,134

See accompanying notes.

Kansas City 727 Acquisition LLC and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31
	2014	2013	2012
Operating activities
Net income attributable to KC 727	$12,858,572	$13,091,692	$4,512,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,948,412	8,363,026	7,341,873
Loss on asset disposals	439,405	17,944	6,646
Amortization of debt issuance costs	626,114	730,347	690,841
Amortization of long-term debt premium/discount	93,077	—	—
Loss on debt refinancing	1,600,213	—	—
Non-controlling interest	(807)	(119,957)	(9,969)
Equity-based compensation	681,058	634,750	367,935
Net changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(1,776,135)	(2,038,953)	(1,462,205)
Prepaid expenses and other assets, net	(133,475)	(227,066)	(255,532)
Accounts payable	290,295	130,834	379,909
Accrued expenses and commissions	2,742,211	56,823	(401,429)
Deferred revenue	(102,108)	(118,273)	(10,552)
Deferred rent	(138,394)	(85,710)	714,064

Net cash provided by operating activities	26,128,438	20,435,457	11,874,515
Investing activities
Purchases of property and equipment	(1,159,726)	(460,875)	(2,552,594)
Cash paid for acquisitions, net of cash acquired	(16,900,016)	(17,902,512)	(6,369,807)
Other	—	7,391	660

Net cash used in investing activities	(18,059,742)	(18,355,996)	(8,921,741)
Financing activities
Proceeds from borrowings on debt	158,500,000	6,000,000	2,000,000
Principal payments on debt	(74,375,000)	(9,500,000)	(5,500,000)
Debt issuance costs	(3,038,714)	(200,000)	—
Member contributions	878,641	10,000,000	2,400,000
Repurchase of equity units	(2,298,015)	—	—
Distributions paid to members	(83,451,114)	(5,165,664)	(1,645,031)

Net cash (used in) provided by financing activities	(3,784,202)	1,134,336	(2,745,031)

Net increase in cash and cash equivalents	4,284,494	3,213,797	207,743
Cash and cash equivalents at beginning of year	4,840,345	1,626,548	1,418,805

Cash and cash equivalents at end of year	$9,124,839	$4,840,345	$1,626,548

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$3,921,596	$3,548,514	$5,525,006

Supplemental non-cash investing and financing transactions
Accrual of distributions to members	$—	$450,000	$550,000

See accompanying notes.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014

1. Summary of Significant Accounting Policies

Description of Business

Kansas City 727 Acquisition LLC (KC LLC) is a holding company that conducts no operating activities other than through its interests in its subsidiaries. Through its wholly owned subsidiary, TMFS Holdings, LLC, and other indirect wholly owned subsidiaries (collectively, the Company), KC LLC provides independent, fee-based investment advisory and asset management services to retail investors under the trade name THE MUTUAL FUND STORE®. Through its indirect wholly owned subsidiary, The Mutual Fund Store, LLC, KC LLC also sells franchises for investment advisory and asset management services and provides investment advice and advisory services to a nationwide network of investment advisors doing business under the trade name THE MUTUAL FUND STORE®. KC LLC, through its wholly owned subsidiaries and franchisees, had approximately $9.6 billion, $8.8 billion, and $7.1 billion of assets under management as of December 31, 2014, 2013, and 2012, respectively.

Organization

KC LLC, a Delaware limited liability company, was organized on July 27, 2011, and was created for the purpose of acquiring all equity interests in TMFS Holdings, LLC. TMFS Holdings, LLC (Holdings), a Delaware limited liability company, was organized on February 8, 2006. KC LLC exists in perpetuity, unless terminated by agreement of the members. Under the terms of the operating agreement, the members of KC LLC are not liable for any debt obligation or liability of KC LLC. KC LLC has 40,937 Class A Common Units authorized and 100,000 Class B Common Units authorized. Effective September 15, 2011, members of Holdings contributed 100% of their member interests in Holdings in exchange for newly issued member interests in KC LLC. Certain of the newly issued membership units were redeemed and cancelled. Simultaneously, the limited liability company agreement of Holdings was amended and restated to reflect Holdings becoming a wholly owned subsidiary of KC LLC, which resulted in Holdings becoming a single member LLC and being treated as a disregarded entity for federal income tax purposes. Kansas City 727 Acquisition Corporation, an indirect wholly owned subsidiary of Warburg Pincus, acquired 30,354 membership units, or approximately 74% of the outstanding membership interests of KC LLC, and approximately 10,583 units, or 26% of the outstanding membership interests of KC LLC, were beneficially owned by management who retained the shares as rollover equity interests. These outstanding units represent all of the Class A Common Units. Because of the transaction, a new accounting basis for KC LLC was established.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

Principles of Consolidation

The accompanying consolidated financial statements of the Company reflect the consolidated financial position and operating results of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. On an ongoing basis, the Company evaluates its business relationships such as those with franchisees to identify potential variable interest entities. Generally, franchisees qualify for a scope exception under the variable interest entity consolidation guidance. The Company has concluded that consolidation of any such entity is not appropriate for the periods presented.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results may differ from those estimates.

Concentration of Credit Risk

Receivables are derived from revenues earned from the Company’s clients and its franchisees located in the United States. The Company executes franchise agreements for each franchise store operation, which define the terms of the agreement with the franchisee. Generally, the franchisees’ owners unconditionally guarantee the franchisees’ financial obligations to the Company, including, but not limited to, all obligations relating to the payment of fees by the franchisee to the Company. The Company monitors the financial condition of its franchisees and records a provision for estimated losses on such receivables when management believes a franchisee is unable to pay its outstanding balance. The allowance for doubtful accounts for client advisory fees and franchise royalty fees is calculated based on historical collection experience, credit risk, aging of accounts receivable, and specifically identified accounts.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation of property and equipment is provided on the straight-line method over estimated useful lives, generally ranging from three to seven years for equipment. Leasehold improvements are amortized over the shorter of their estimated useful lives or the related life of the lease, generally ranging from three to six years. For leases with renewal periods at the Company’s option, the Company generally uses the original lease term, excluding renewal option periods, to determine estimated useful lives. The Company capitalizes certain costs to develop its internal-use software and website. Capitalized software costs are amortized over the estimated life of the software and reported in depreciation and amortization. The costs of repairs and maintenance are expensed when incurred, while expenditures for refurbishments and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. When assets are retired or sold, the asset costs and related accumulated depreciation are eliminated, with any remaining gain or loss reflected in net earnings. The Company assesses its long-lived assets for impairment when indicators that the carrying values may not be recoverable are present. The Company did not consider any of its property and equipment to be impaired for the years ending December 31, 2014, 2013, and 2012.

Revenue Recognition

Advisory fees are recognized as revenue as the services are performed. Franchise royalty fees are recognized as revenue as the services are performed by the franchisees based on specified percentages of the franchisees’ advisory fees billed to their clients. The advisory fees billed by the Company to its clients and the fees charged by the franchisees to their clients are primarily based on predetermined percentages of the market value of the assets under management (AUM) and are affected by changes in the AUM, including market appreciation or depreciation and net invested or withdrawn assets. Any advisory fees billed but not yet earned as of year-end are recorded as deferred revenue on the accompanying consolidated balance sheets.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

Franchise fees billed to new franchisees are recognized as revenue when all material service or condition requirements in the franchise agreement have been substantially completed by the Company. Correspondingly, direct costs associated with the franchise sale are deferred until such time as the franchise fee revenue is recognized. Any franchisee fees not yet earned as of year-end are recorded as deferred revenue in the accompanying consolidated balance sheets.

The Mutual Fund Store, LLC and its wholly owned subsidiary, The Mutual Fund Research Center, LLC, earn revenues from the custodian of the Company’s franchisees and its client accounts (collectively, Clients), under which the custodian pays the Company a fee (Account Servicing Fee) equal to a fixed percentage of the total assets Clients hold in non-retirement accounts invested in certain mutual funds. The Account Servicing Fee is in recognition of services that the Company performs, including Clients’ investment performance and fee reporting; preparation and mailing of statements; the provision and maintenance of software systems for tracking and reconciling Clients’ trades at the custodian; and for information regarding share prices, account balances, dividend amounts, and payment dates. Account Servicing Fees are recognized as revenue as the services are performed by the Company, and such fees are included in other revenue on the accompanying consolidated statements of income.

Operating Leases

The Company accounts for its operating leases, which may include escalations, in accordance with Accounting Standards Codification (ASC) 840, Leases.

The majority of the Company’s retail store offices are subject to long-term noncancelable leases, usually with initial or primary terms of five to ten years, generally with renewal options that are exercisable at the option of the Company. In addition, certain leases contain escalation clauses based on fixed rent increases over the lease term and renewal options. The Company recognizes rental expense on a straight-line basis over the initial, noncancelable lease term commencing on the date that the Company took physical possession of the property from the landlord, which normally includes a period prior to opening. When a lease contains a rent holiday or a predetermined fixed escalation of the minimum rent, the Company recognizes the related rent expense on a straight-line basis and records the difference between the recognized rental expense and the amounts payable under the lease as deferred rent. The Company may also receive tenant allowances, which are recorded as deferred rent and amortized on a straight-line basis as a reduction to rent expense over the term of the lease. Leasehold improvements are amortized over the shorter of the life of the applicable lease term or the estimated useful life of the asset.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

Advertising

Advertising and marketing costs are expensed as incurred. Advertising and marketing expense was $10,347,323, $6,637,662, and $5,815,038 for the years ended December 31, 2014, 2013, and 2012, respectively.

Income Taxes

The Company has elected to be taxed as a partnership and, accordingly, does not provide for income taxes since such taxes, if any, are the liability of the individual members.

Equity-Based Compensation

The Company measures equity-based compensation based on estimated grant date fair value for all equity-based payment arrangements and recognizes such expense on a straight-line basis over the requisite service period or when performance or market conditions are probable. Equity-based compensation expense is based on awards expected to vest and therefore is reduced for estimated forfeitures. Forfeitures are estimated based on the Company’s historical forfeiture experience.

Long-Term Incentive Plan

In 2013, the Company adopted a deferred bonus plan (the Plan) designed to retain and reward top-performing employees upon a liquidity event, specifically a control transfer or qualified public offering, and achievement of specified equity values upon that liquidity event. Awards have no value prior to such an event, and employees must be employed at the time of the event to be eligible for the award payout. Award payouts, if earned, are staggered over a two-year period following the liquidity event. Upon adoption of the Plan, the Board of Managers (the Board) authorized a total of $7,000,000 to be granted at the Target Award amount. In 2014, the Board authorized an additional $1,380,000 in awards to be granted, for a total of $8,380,000 authorized as of December 31, 2014. As of December 31, 2014, amounts outstanding under the Plan at the Target Award amount total $5,270,000. Amounts to be earned under the Plan range from 0% to 500% of the Target Award, depending on equity values achieved. Payment of the bonus is contingent upon a liquidity event and achievement of the specified equity values. Therefore, there is no expense recognized until a liquidity event becomes probable.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

Intangible Assets

Intangible assets include goodwill, customer and franchise relationships, acquired franchise rights, and trade name. Goodwill represents the excess cost of a business acquisition over the fair value of the net assets acquired. Goodwill and indefinite-lived intangible assets are not subject to amortization but must be tested for impairment annually or more frequently if events or changes in circumstances indicate that such assets might be impaired.

Goodwill and trade name, which are considered to be indefinite-lived intangible assets, are not amortized but are evaluated annually for impairment. In conducting the impairment review, the Company elects to first perform a qualitative assessment to determine whether it is more likely than not (that is, a likelihood of more than 50%) that the fair value of the Company’s reporting units is less than their carrying value. Factors used in the qualitative assessment include, but are not limited to, macroeconomic conditions, industry and market conditions, cost factors, overall financial performance, company- and reporting-unit-specific events, and the margin between the fair value and carrying value of each reporting unit in recent valuations. After assessing the totality of events or circumstances such as those described above, the Company determines that it is more likely than not that the fair value of all of the reporting units is greater than their carrying amount, and no further action is required. There are assumptions and estimates underlying the determination of fair value and any resulting impairment loss. Significant changes in these assumptions, or another estimate using different, but still reasonable, assumptions, could produce different results. No impairment was recorded at December 31, 2014, 2013, or 2012.

Customer and franchise relationships are classified as finite-lived intangible assets and are amortized using the straight-line method over the estimated useful lives of such assets, generally ranging from 9 to 15 years. Franchise relationships are reclassified as customer relationships upon acquisition of the franchise by the Company. In addition, acquired franchise rights are classified as finite-lived intangible assets and are amortized using the straight-line method over the estimated useful lives of such asset, generally ranging from 1 to 4 years. The finite-lived assets are evaluated for impairment when an impairment indicator exists.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements

In April 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The guidance requires debt issuance costs to be presented on the balance sheet as a deduction from the related debt liability rather than an asset. The recognition and measurement guidance for debt issuance costs are not affected by this guidance. The guidance is effective for fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. Early adoption is permitted. The Company does not expect that this guidance will have a material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under ASU 2014-09, an entity is required to follow a five-step process to determine the amount of revenue to recognize when promised goods or services are transferred to customers. ASU 2014-09 offers specific accounting guidance for costs to obtain or fulfill a contract with a customer. In addition, an entity is required to disclose sufficient information to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018, and can be adopted either retrospectively or as a cumulative effect adjustment at the date of adoption, with early adoption not permitted. The Company is in the process of evaluating the potential future effect, if any, of ASU 2014-09 on its consolidated financial position, results of operations, and cash flows.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which raises the threshold for a disposal to qualify as a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. ASU 2014-08 is effective for the Company in 2015. The Company will evaluate the adoption of ASU 2014-08 as transactions may occur that require evaluation using this guidance.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Accounts Receivable

Accounts receivable consisted of the following:

	December 31
	2014	2013	2012
Investment advisory fees receivable	$12,659,544	$10,343,438	$6,768,333
Franchise royalty fees receivable	1,683,436	1,889,991	2,150,995
Account servicing fees receivable	1,118,444	1,028,052	863,475
Accounts receivable, other	152,448	129,516	329,132
Franchise fee receivable	100,000	—	—

	15,713,872	13,390,997	10,111,935
Less allowance for doubtful accounts	(30,739)	(19,798)	(19,204)

Accounts receivable, net	$15,683,133	$13,371,199	$10,092,731

3. Property and Equipment

Property and equipment are recorded at cost and consisted of the following:

	December 31
	2014	2013	2012
Tenant improvements	$2,561,219	$2,831,734	$2,519,858
Office furniture	1,100,195	1,058,439	988,039
Office equipment	782,462	719,282	687,970
Computer equipment	1,104,874	763,122	682,148
Computer software	1,294,464	994,557	958,281

	6,843,214	6,367,134	5,836,296
Less accumulated depreciation	(4,369,616)	(3,531,866)	(2,518,541)

	2,473,598	2,835,268	3,317,755
Work-in-progress	29,129	31,154	284,156

Property and equipment, net	$2,502,727	$2,866,422	$3,601,911

Unamortized software cost was $444,490, $436,355, and $695,093 for the years ended December 31, 2014, 2013, and 2012, respectively. Amortization of software costs was $291,773, $296,052, and $114,677 for the years ended December 31, 2014, 2013, and 2012, respectively. Total depreciation and amortization expense was $1,119,417, $1,069,682, and $846,878 for the years ended December 31, 2014, 2013, and 2012, respectively.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4. Intangible Assets

Intangible assets consisted of the following as of December 31, 2014:

	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer and franchise relationships	14.12	$97,216,000	$21,361,824	$75,854,176
Acquired franchise rights	3.93	3,508,582	1,863,388	1,645,194

Total finite-lived intangible assets		100,724,582	23,225,212	77,499,370
Goodwill		127,586,211	—	127,586,211
Trade name		88,343,000	—	88,343,000

Total intangible assets		$316,653,793	$23,225,212	$293,428,581

Intangible assets consist of the following as of December 31, 2013:

	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer and franchise relationships	13.85	$90,611,000	$14,496,754	$76,114,246
Acquired franchise rights	3.34	2,227,583	977,237	1,250,346

Total finite-lived intangible assets		92,838,583	15,473,991	77,364,592
Goodwill		121,508,500	—	121,508,500
Trade name		88,343,000	—	88,343,000

Total intangible assets		$302,690,083	$15,473,991	$287,216,092

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4. Intangible Assets (continued)

Intangible assets consist of the following as of December 31, 2012:

	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer and franchise relationships	13.37	$81,541,000	$7,887,000	$73,654,000
Acquired franchise rights	3.41	1,437,582	419,009	1,018,573

Total finite-lived intangible assets		82,978,582	8,306,009	74,672,573
Goodwill		112,394,233	—	112,394,233
Trade name		88,343,000	—	88,343,000

Total intangible assets		$283,715,815	$8,306,009	$275,409,806

Amortization expense was $7,751,222, $7,167,981, and $6,489,492 for the years ended December 31, 2014, 2013, and 2012, respectively. The Company’s amortization expense for each of the next five years following December 31, 2014, is as follows:

2015	$7,707,629
2016	7,451,681
2017	7,090,287
2018	7,033,167
2019	6,930,236

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4. Intangible Assets (continued)

The change in goodwill during 2014, 2013, and 2012 is as follows:

Balance, December 31, 2011	$109,477,379
Additions due to acquisitions	2,916,854

Balance, December 31, 2012	112,394,233
Additions due to acquisitions	9,114,267

Balance, December 31, 2013	121,508,500
Additions due to acquisitions	6,077,711

Balance, December 31, 2014	$127,586,211

5. Long-Term Debt

Long-term debt consists of the following as of December 31, 2014:

	Maturity Value	Unamortized Discount	Net Carrying Value
Senior secured term loan	$149,625,000	$(1,406,923)	$148,218,077
Senior secured revolving credit	—	—	—

Total long-term debt	$149,625,000	$(1,406,923)	$148,218,077

Long-term debt consists of the following:

	December 31
	2013	2012
Term note payable to bank	$62,000,000	$65,500,000
Revolving line of credit with bank	2,000,000	2,000,000

Total debt	$64,000,000	$67,500,000

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5. Long-Term Debt (continued)

Term and Revolving Loans

Prior to July 31, 2014, the Company’s interest rate expense was subject to the credit agreement entered into on September 15, 2011, and repriced effective April 29, 2013. The repricing amendment was executed to change the rates of the credit agreement as follows: (i) the applicable margin for any base rate loan and any revolving loan was reduced from 4.00% to no more than 3.25%, (ii) the applicable margin for any Eurodollar rate loan was reduced from 5.00% to no more than 4.25%, and (iii) the Eurodollar base rate floor of 1.50% was eliminated.

On July 31, 2014, the Company entered into a new credit agreement (the Credit Agreement) that provides for a $150,000,000 senior secured first lien term loan and a $20,000,000 senior secured revolving credit facility (collectively, the Loans). The Loans bear interest on the unpaid principal amount at variable rates and were issued with a $1,500,000 or 1% Original Issue Discount. The net proceeds from the new credit agreement were used to repay borrowings from the previous credit agreement and to pay a $77,000,000 cash dividend to the Company’s parent.

Fees and interest on borrowings vary based on the Company’s consolidated leverage ratio and will be based on a margin over London Interbank Offered Rate (LIBOR) or a margin over the base rate as selected by the Company. The margin ranges from 4.25% to 4.50% for LIBOR loans or 3.25% to 3.50% for base rate loans and a commitment fee on the unused portion of the Credit Agreement ranging from 0.38% to 0.50%. The base rate represents the higher of (i) prime rate, (ii) the Federal Funds Effective Rate plus 0.50%, (iii) the Adjusted LIBOR rate plus 1.00%, or (iv) Alternative Base Rate floor of 2.00%.

Following July 31, 2014, and through December 31, 2014, the interest rate of 5.5% was based upon a Eurodollar rate (LIBOR). The loan made at LIBOR is at a rate per annum equal to the sum of the higher of (i) the Eurodollar rate applicable to the proposed Eurodollar interest rate period or (ii) 1.0% per annum (the Eurodollar interest rate floor) plus a margin of 4.5% per annum.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5. Long-Term Debt (continued)

The Company is a guarantor to the Guaranty and Security Agreement dated July 31, 2014, which pledges all of the Company’s assets and rights as collateral against the Loans outstanding under the Credit Agreement. The Loans mature on July 30, 2021. The Credit Agreement calls for mandatory scheduled quarterly term loan principal payments totaling $375,000, beginning December 31, 2014, and continuing quarterly for a period of seven years. The remaining outstanding balance is due at maturity on July 30, 2021. Additionally, the Company may prepay the outstanding principal amount of any Loan in whole or in part at any time. Further, beginning with the fiscal year ending December 31, 2015, the Company may be required to make mandatory prepayments based upon an annual excess cash flow calculation, as defined in the Credit Agreement.

At December 31, 2014, there was a $148,218,077 outstanding balance on the term loan, bearing interest at 5.5% annually, and a $0 outstanding balance on the revolving loan.

Discount on Debt

In connection with the July 31, 2014, credit agreement, the Company recorded a discount on debt of $1,500,000, which the discount on debt reflects the difference between the proceeds received from the issuance of the debt and the face amount to be repaid over the life of the debt. The discount is amortized as additional interest expense over the life of the debt using the effective interest method. For the year ended December 31, 2014, $93,077 of the discount was amortized as additional interest expense using the effective interest method.

Debt Issuance Costs

In connection with the July 31, 2014, Credit Agreement, the Company recorded $3,038,714 of debt issuance costs. The Company capitalizes costs associated with the issuance of debt and amortizes them over the lives of the debt as additional interest expense using the effective interest method. Deferred debt issuance costs are classified in other assets on the accompanying consolidated balance sheets and totaled $2,850,158, $2,031,521, and $2,561,868 net of accumulated amortization of $188,556, $1,622,470, and $892,123 for the years ended December 31, 2014, 2013, and 2012, respectively. Amortization of debt issuance costs is included in interest expense on the consolidated statements of income and totaled $626,114, $730,347, and $690,841 for the years ended December 31, 2014, 2013, and 2012, respectively. Additionally, $1,593,963 of debt issuance costs and $6,250 of related prepaid expenses were written off in connection with the debt retirement for the year ended December 31, 2014, and are reflected as loss on debt refinancing on the consolidated statement of income.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5. Long-Term Debt (continued)

Covenants

The Credit Agreement contains customary affirmative and negative covenants, events of default, and financial covenants, including a consolidated net leverage ratio not to exceed 6.75 to 1.0 through September 30, 2015, 6.50 to 1.0 from October 31, 2015 to September 30, 2016, 6.25 to 1.0 from October 1, 2016 to September 30, 2017, and 6.00 to 1.0 thereafter. At December 31, 2014, the Company was in compliance with all covenants pursuant to the Credit Agreement and was in compliance with such covenants throughout fiscal 2015.

Maturities of Long-Term Debt

At December 31, 2014, the Company’s future maturities of its debt for each of the next five years and thereafter are as follows:

2015	$1,125,000
2016	1,500,000
2017	1,500,000
2018	1,500,000
2019	1,500,000
Thereafter	139,500,000

Total	$149,625,000

6. Commitments and Contingencies

Operating Leases

The Company leases certain office space under long-term, noncancelable operating leases. Many of these leases include renewal options.

The Company recognizes rent expense on a straight-line basis and records any difference between the recognized rental expense and the amounts payable under the lease as deferred rent. At December 31, 2014, 2013, and 2012, the deferred rent liability totaled $514,905, $653,298, and $739,008, respectively, of which $352,990, $512,550, and $631,006, respectively, represented the current portion expected to be realized as a reduction to rent expense incurred during the next 12 months.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Commitments and Contingencies (continued)

Future minimum lease payments under noncancelable operating leases as of December 31, 2014, are as follows:

2015	$2,543,133
2016	1,965,497
2017	1,007,105
2018	624,358
2019	299,886
Thereafter	231,155

Total minimum lease payments	$6,671,134

Total rental expense of $2,440,298, $2,218,687, and $1,745,978 during 2014, 2013, and 2012, respectively, is included in general and administrative expenses on the Company’s consolidated statements of income.

7. Defined Contribution Plan

The Company sponsors a 401(k) defined contribution plan covering eligible employees, as defined in the plan documents. Participating employees may elect to defer and contribute a portion of their compensation to the plan up to limits stated in the plan documents, not to exceed the dollar amounts set by applicable laws. The Company’s matching contributions to the plan totaled $555,161, $370,548, and $241,550 in 2014, 2013, and 2012, respectively, and are included in compensation and benefits on the Company’s consolidated statements of income.

8. Equity-Based Compensation

Membership Units

KC LLC has 40,639 Class A Common Units authorized, and all are outstanding at December 31, 2014. Additionally, there are 100,000 Class B Common Units authorized, of which 5,038 are outstanding at December 31, 2014. The Company repurchased 298 Class A Common Units for $2,298,015 during 2014 which is recorded as a repurchase of equity units on the consolidated statements of changes in members’ equity. All of these Common Units have voting rights and share pro rata in the profits and losses. Certain Common Units have certain restrictions that limit transferability and other rights.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Equity-Based Compensation (continued)

Incentive Units

The Company has one equity incentive unit plan under which equity-based awards may be granted: the Kansas City 727 Acquisition LLC 2011 Incentive Unit Award Plan (2011 Plan). The 2011 Plan, as amended, authorizes the award of 5,048.75 incentive units to eligible managers, officers, employees, consultants, and other service providers.

The incentive units represent share-based awards, which establish the recipient as a member of the Company with rights to a portion of the future profits of the Company and do not require capital contributions from the recipient. The incentive units have an intrinsic value of zero at grant date and are subject to a hurdle amount (Profits Hurdle), whereby the recipient participates in accumulated value only after the Company has returned the Profits Hurdle value to its current equity holders. The incentive units contain a service-based vesting component that vests over a five-year period. Some incentive units also contain a combination of performance and market- based vesting conditions that vest upon either achievement of an earnings before interest, income tax, depreciation, and amortization (EBITDA) threshold or upon achievement of an internal rate of return threshold realized through net cash proceeds to the equity holders of the Company. On April 1, 2014, the Company modified the performance and market conditions for all previously granted incentive units. The modification did not result in recognition of compensation expense as achievement of both the market and performance conditions were improbable prior to and after the modification. The Company re-measured the fair value of all modified units as of the modification date.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Equity-Based Compensation (continued)

The following table is a summary of the Company’s equity incentive unit plan for the years ended December 31, 2014, 2013, and 2012:

	Number of Units			Weighted Average Grant Date	Weighted Average Grant Date Fair Value –
	Service	Performance/ Market	Total	Fair Value – Service Unit	Performance Conditions
Granted	2,077.47	2,812.15	4,889.62	$1,585	$1,585
Forfeited	(316.70)	(475.06)	(791.76)	1,585	1,585

Non-vested at December 31, 2012	1,760.77	2,337.09	4,097.86	1,585	1,585
Granted	246.33	335.36	581.69	1,277	1,277
Vested	(365.96)	—	(365.96)	1,577	—
Forfeited	(40.33)	(32.93)	(73.26)	1,585	1,585

Non-vested at December 31, 2013	1,600.81	2,639.52	4,240.33	1,540	1,540
Granted	522.99	717.00	1,239.99	1,225	1,210
Vested	(446.46)	—	(446.46)	1,551	—
Forfeited	(145.64)	(640.59)	(786.23)	1,512	1,742

Non-vested at December 31, 2014	1,531.70	2,715.93	4,247.63	$1,431	$1,650

The performance and market-based vesting conditions are not considered to be probable by the Company at or through the date of December 31, 2014; therefore, no compensation expense has been recorded for these equity awards. The 2015 EBITDA hurdle was met in December 2015, therefore, the number of units vested was 1,386.47 and the estimated compensation cost was $2,291,735 as of December 31, 2015.

Equity-based compensation expense was $681,058, $634,750, and $367,935 for 2014, 2013, and 2012, respectively.

As of December 31, 2014, there was $1,648,067 of estimated unrecognized compensation expense related to non-vested service-based incentive units, which was expected to be recognized over a weighted average period of 2.08 years. The total fair value of shares vested during the year was $692,586, $577,253, and $0 for 2014, 2013, and 2012, respectively.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Equity-Based Compensation (continued)

The fair value of the 589.99 incentive units granted in April 2014 with service and performance conditions, totaling $1,377 per unit, was estimated using a Black-Scholes valuation model, with the following assumptions: (i) risk-free interest rate of 1.19%, (ii) weighted average volatility of 27%, and (iii) expected life of 4.25 years. The fair value of the 650.00 incentive units granted in October 2014 with service and performance conditions, totaling $1,071 per unit, was estimated using a Black-Scholes valuation model, with the following assumptions: (i) risk-free interest rate of 1.23%, (ii) weighted average volatility of 24%, and (iii) expected life of 4.75 years.

The aggregate estimated fair value of the service-based incentive unit awards granted under the 2011 Plan during 2013 is $314,646. The fair value of the incentive units granted during 2013, totaling $1,277 per unit, was estimated using a Black-Scholes valuation model, with the following assumptions: (i) risk-free interest rate of .82%; (ii) weighted average volatility of 30%; and (iii) expected life of 4.5 years.

The aggregate estimated fair value of the service-based incentive unit awards granted under the 2011 Plan during 2012 is $3,293,336. The fair value of the incentive units granted during 2012, totaling $1,585 per unit, was estimated using a Black-Scholes valuation model, with the following assumptions: (i) risk-free interest rate of 0.54%; (ii) weighted average volatility of 34%; and (iii) expected life of 4.5 years.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9. Franchise Ownership

The following analysis details franchise sales and ownership activity during the years ended December 31, 2014, 2013, and 2012:

	Number of Franchises
	2014	2013	2012
Franchises sold, unopened at beginning of year	1	5	6
Franchises sold	2	—	7
Franchises opened	(2)	(4)	(8)

Franchises sold, unopened at end of year	1	1	5

Franchises operating at beginning of year	49	54	51
Franchises opened	2	4	8
Franchises acquired (Note 10)	(9)	(9)	(4)
Franchises closed	(3)	—	(1)

Franchises operating at end of year	39	49	54

During the years ended December 31, 2014, 2013, and 2012, the Company billed $655,000, $250,000, and $300,000, respectively, for initial franchise fees.

10. Acquisitions

During fiscal year 2014, the Company purchased the assets and operations of nine franchised stores as detailed below:

Date Acquired
THE MUTUAL FUND STORE® – Seattle (two stores)	January 2014
TMFS Capital Partners, LLC (stores in Dallas, TX, and Tulsa, OK)	January 2014
THE MUTUAL FUND STORE® – Fresno	January 2014
THE MUTUAL FUND STORE® – Wichita	February 2014
THE MUTUAL FUND STORE® – Dayton	June 2014
Schieber Financial Group (two stores)	June 2014

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

10. Acquisitions (continued)

The following table summarizes the allocation of the aggregate purchase price to the net assets acquired from all the nine locations listed above:

Advisory fees receivable	$535,800
Other assets	148,336
Accrued liabilities	(249,027)
Loss on acquisition	1,747,383
Customer Relationships	6,605,000
Franchise Rights	1,281,000
Goodwill	6,077,711

Total purchase price	$16,146,203

On June 30, 2013, the Company purchased the assets and operations of nine franchised stores as detailed below:

Date Acquired
THE MUTUAL FUND STORE® – Birmingham	June 2013
THE MUTUAL FUND STORE® – Milwaukee	June 2013
THE MUTUAL FUND STORE® – Austin	June 2013
THE MUTUAL FUND STORE® – Norfolk	June 2013
THE MUTUAL FUND STORE® – San Francisco I & II	June 2013
THE MUTUAL FUND STORE® – San Antonio	June 2013
THE MUTUAL FUND STORE® – Washington, DC	June 2013
THE MUTUAL FUND STORE® – Richmond	June 2013

The following table summarizes the allocation of the aggregate purchase price to the net assets acquired from all the nine locations listed above:

Advisory fees receivable	$1,239,517
Other assets	52,189
Accrued liabilities	(227,265)
Customer Relationships	9,070,000
Franchise Rights	790,000
Goodwill	9,129,267

Total purchase price	$20,053,708

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

10. Acquisitions (continued)

During 2012, the Company purchased 100% of the equity of SMART401K, LLC®. In addition, the Company also purchased 100% of the assets and operations of two franchised stores (Boise and Columbus) and 51% of the assets and operations of two franchised stores (Houston I & II), as detailed below:

Date Acquired
THE MUTUAL FUND STORE® – Boise	September 2012
THE MUTUAL FUND STORE® – Columbus	September 2012
THE MUTUAL FUND STORE® – Houston I & II	November 2012
SMART401K, LLC®	December 2012

The following table summarizes the allocation of the aggregate purchase price to the net assets acquired from all the four locations listed above:

Advisory fees receivable	$403,847
Other assets	227,413
Accrued liabilities	(144,001)
Deferred Revenue	(628,322)
Non-controlling interest	(480,375)
Tradename	65,000
Acquired franchise rights	417,584
Customer relationships	3,947,000
Goodwill	2,916,854

Total purchase price	$6,725,000

These transactions were accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of the transaction. The excess of the aggregate purchase price over the fair value of specifically identified tangible and intangible assets acquired and liabilities assumed was recorded as goodwill. The Company’s 2014, 2013, and 2012 consolidated statements of income include the operations of the acquired entities from the date of each acquisition.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

11. Discontinued Operations

In September 2014, the Company elected to discontinue operations at its New York City metropolitan stores. In connection with the closure of these stores, the Company recorded non-cash impairment charges of $428,587 in 2014, attributable to the carrying value of certain property and equipment.

The net loss on discontinued operations totaled $2,899,662, $2,330,606, and $450,090 during 2014, 2013, and 2012, respectively, and is included on the accompanying consolidated statements of income. Depreciation expense related to discontinued operations totaled $77,773, $125,363, and $5,503 in 2014, 2013, and 2012, respectively, and is included in loss on discontinued operations on the accompanying consolidated statements of income and in depreciation and amortization expense on the accompanying consolidated statements of cash flows. Amortization expense on intangible assets related to discontinued operations was $0 in 2014, 2013, and 2012. Office lease termination expense related to discontinued operations totaled $702,325, $0, and $0 in 2014, 2013, and 2012, respectively, and is included in loss on discontinued operations on the accompanying consolidated statements of income. Radio advertising expense related to discontinued operations was $1,235,318, $1,280,326, and $153,100 in 2014, 2013, and 2012, respectively, and is included in loss on discontinued operations in the accompanying consolidated statements of income.

In accordance with ASC 420, Exit or Disposal Costs Obligations, the Company recorded a reserve liability for estimated future contractual costs and expenses totaling $160,000 at December 31, 2014. The liability is included in accrued expenses on the accompanying consolidated balance sheet and in loss on discontinued operations on the accompanying consolidated statement of income.

The following amounts have been segregated from continuing operations and are included in loss on discontinued operations on the accompanying consolidated statements of income:

	2014	2013	2012
Revenue	$81,781	$42,135	$—
Net loss on discontinued operations	2,899,662	2,330,606	450,090

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12. Subsequent Events

The Company evaluated subsequent events and transactions for potential recognition or disclosure in the accompanying consolidated financial statements through January 29, 2016, the date the consolidated financial statements were available for issuance.

In 2015, TMFS Advisors, LLC, a wholly owned affiliate of Holdings, purchased substantially all assets and the ongoing operations of ten company franchisees. The total purchase price was $37,574,932, of which the majority was paid in cash throughout 2015. The Company expects that substantially all of the purchase price will be allocated to intangible assets, including customer relationships and goodwill.

In January 2015, TMFS Insurance Agency, LLC, a wholly owned affiliate of Holdings, purchased substantially all assets and ongoing operations of S.W.I, Inc. for a purchase price of $212,000. The Company paid $150,000 on January 12, 2015. Pursuant to the Asset Purchase Agreement, $62,000 was held back by the Company and will be paid in cash as two separate earn-out payments in April 2016 and in April 2017 if certain conditions are met. S.W.I, Inc. is a life insurance agency. Substantially all of the purchase price was allocated primarily to goodwill.

In April 2015, TMFS Advisors, LLC, a wholly owned affiliate of Holdings, purchased substantially all assets and the ongoing operations of Palantir Capital Management, LTD for a purchase price of $1,069,676. The Company paid $415,026 on April 1, 2015. Pursuant to the Asset Purchase Agreement, $654,650 was held back by the Company and will be paid in cash as two separate earn-out payments in April 2016 and in April 2017 if certain conditions are met. Palantir Capital Management, LTD is a registered investment advisor in Houston, Texas. Substantially all of the purchase price was allocated to intangible assets, including customer relationships and goodwill.

On December 31, 2015, TMFS – Houston, LLC, a wholly owned affiliate of Holdings, purchased the remaining non-controlling interest of TMFS-Houston I and II, LLC related to the 49% ownership for a purchase price of $1,391,562.

On November 5, 2015, Financial Engines announced it would acquire the Company from Warburg Pincus and management for total consideration of approximately $560 million, including cash and stock. Upon this liquidity event, 2,452 of incentive units are expected to vest resulting in estimated compensation expense of $6.7 million. Additionally, amounts earned related to the Long-Term Incentive Plan because of the liquidity event are estimated at $6.0 million.